EXHIBIT 23.4

                                  June 25, 2003



Capitol Bancorp Limited
200 Washington Square North, 4th Floor
Lansing, Michigan  48933

     RE: ELKHART COMMUNITY BANK

Ladies and Gentlemen:

     JMP Financial, Inc. hereby consents to your including a copy of the fairness opinion in the proxy statement/prospectus with regards to Elkhart Community Bank and to the reference to this firm in the proxy statement/prospectus as financial advisor to Elkhart Community Bank and under the caption "Opinion of Financial Adviser".

                                  Very truly yours,

                                  /s/ John Palffy
                                  ---------------------------
                                  John Palffy
                                  President